                                                   Exhibit 11

                                  Statement Re:  Computation of Earnings per Share
                                              For The Three Months               For The Nine Months
                                               Ended September 30                 Ended September 30
                                                1994            1993               1994            1993
PRIMARY:

Average Shares Outstanding                   17,105,000      17,237,000         17,173,000      17,234,000

Net effect of the assumed exercise
of stock options - based on the
treasury stock method                           112,000         115,000            101,000         117,000
                                           ------------    ------------       ------------    ------------
Total                                        17,217,000      17,352,000         17,274,000      17,351,000
                                           ============    ============       ============    ============
Net Income                                  $11,799,000      $9,767,000        $34,679,000     $30,264,000

Per Share Amount                                  $0.69           $0.56              $2.01           $1.74
                                           ============    ============       ============    ============

FULLY DILUTED:

Average Shares Outstanding                   17,105,000      17,237,000         17,173,000      17,234,000

Net effect of the assumed exercise
of stock options - based on the
treasury stock method                           114,000         132,000            118,000         137,000
                                           ------------    ------------       ------------    ------------
Total                                        17,219,000      17,369,000         17,291,000      17,371,000
                                           ============    ============       ============    ============
Net Income                                  $11,799,000      $9,767,000        $34,679,000     $30,264,000

Per Share Amount                                  $0.69           $0.56              $2.01           $1.74
                                           ============    ============       ============    ============


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